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                                                                    Exhibit 99.1

NEWS
Priority Healthcare Corporation
250 Technology Park, Suite 124, Lake Mary, FL 32746              [LOGO]
(407) 804-6700 Fax (407) 804-5675
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FOR RELEASE 04/17/03@ 7 a.m. EASTERN

PRIORITY HEALTHCARE ANNOUNCES RECORD
1st QUARTER RESULTS - SALES INCREASE 32%,
NET EARNINGS INCREASE 37%

Lake Mary, FL, April 17, 2003 - Priority Healthcare Corporation (Nasdaq: PHCC) reported record results for the quarter ended March 29, 2003. Sales increased 32% to $352 million, operating earnings increased 42% to $20.6 million and net earnings increased 37% to $13.2 million over the first quarter of 2002. Diluted earnings per share increased 36% to $.30.

"The first quarter produced record results in revenue and earnings for Priority Healthcare," stated Steve Cosler, President and Chief Executive Officer. "Following a very strong finish to 2002, we are off to a solid start in 2003. These results allowed us to continue to invest in new strategic projects that are important to our long term growth and leadership position in the industry."

Mr. Cosler continued, "We are also off to a great start in 2003 with new strategic relationships including agreements with Biogen to be the preferred pharmacy for Amevive and Wal-Mart to be their specialty pharmacy services provider. Our full service specialty provider strategy and balanced approach to patients, physicians, payors, and pharmaceutical manufacturers continues to serve us well and facilitate our stable and consistent performance. We are very encouraged by the current enthusiasm for our capabilities and service model. The specialty channel has now been firmly established in its importance to the success and future of the biotech industry and the associated pipeline of new therapies."

In commenting on certain financial aspects of the quarter, Steve Saft, Chief Financial Officer, stated, "Our sales increase of 32% for the quarter included organic sales growth of 30%. Gross profit increased 30 basis points to 11.5% from the previous year. Earnings from operations increased 40 basis points from the previous year."

Mr. Saft continued, "Our balance sheet remains strong with $86 million in cash and no debt. Cash flow from operations was $2 million for the first quarter, despite tax payments of over $18 million related to 2002. Our DSO's are at a company record 39 days, a decrease of 5 days from the previous year and 1 day, sequentially, from the fourth quarter. Both our return on committed capital and invested capital for the quarter increased 2%, sequentially, to 58% and 35%, respectively, which we believe is among the highest in the industry.

Mr. Cosler concluded, "We are extremely well positioned with our service model and capabilities to capture the opportunities that are before us. To more effectively symbolize this exciting future, we have developed a new logo and brand, which we rolled out earlier

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this month. The new branding unifies the company and more effectively represents the strength, growth, values and mission of Priority Healthcare. We are firmly committed to our continued growth and leadership position in this dynamic industry."

As previously announced, a web cast of the company's conference call to review the financial results is available on Priority Healthcare's website, www.priorityhealthcare.com, live at 9:00 am Eastern today. A replay of this conference call will be available on the company's website approximately 2 hours after the event for a two week period.

Priority Healthcare Corporation is a national specialty pharmacy and distributor that provides biopharmaceuticals, complex therapies and related disease treatment programs and services.

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, changes in interest rates, competitive pressures, changes in customer mix, changes in third party reimbursement rates, financial stability of major customers, changes in government regulations or the interpretation of these regulations, changes in supplier relationships, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

For further information:
Steve Cosler, Chief Executive Officer or
Stephen Saft, Chief Financial Officer
(407) 804-6700

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                         PRIORITY HEALTHCARE CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                       (000's omitted, except share data)
                                   (unaudited)

                                                 Three-month     Three-month
                                                period ended    period ended
                                                   March 29,       March 30,
                                                        2003            2002
                                                ----------------------------

Net sales .....................................  $   351,529     $   266,457
Cost of products sold .........................      311,244         236,627
                                                 -----------     -----------
Gross profit ..................................       40,285          29,830

Selling, general and administrative expense ...       18,725          14,661
Depreciation and amortization .................          927             646
                                                 -----------     -----------
Earnings from operations ......................       20,633          14,523

Interest income ...............................          461             867
                                                 -----------     -----------
Earnings before income taxes ..................       21,094          15,390

Provision for income taxes ....................        7,910           5,771
                                                 -----------     -----------

Net earnings ..................................  $    13,184     $     9,619
                                                 ===========     ===========

Earnings per share:
        Basic .................................  $       .30     $       .22
        Diluted ...............................  $       .30     $       .22
Weighted average shares outstanding:
       Basic ..................................   43,521,657      43,770,371
       Diluted ................................   44,010,503      44,610,992

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                         PRIORITY HEALTHCARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (000's omitted)

                                                 (unaudited)
                                                   March 29,    December 28,
                                                        2003            2002
                                                ----------------------------

Cash and cash equivalents ......................    $ 57,425        $ 37,031
Marketable securities ..........................      28,247          46,337
Receivables, net ...............................     169,629         163,688
Finished goods inventory .......................     103,998         108,604
Other current assets ...........................      19,658          17,888
Fixed assets, net ..............................      15,301          13,749
Other assets ...................................      94,736          97,565
                                                    --------        --------

Total assets ...................................    $488,994        $484,862
                                                    ========        ========

Current liabilities ............................    $177,851        $188,114
Long-term debt .................................          --              --
Other liabilities ..............................       2,321           2,321
Shareholders' equity ...........................     308,822         294,427
                                                    --------        --------

Total liabilities and shareholders' equity .....    $488,994        $484,862
                                                    ========        ========